Exhibit 10.2

                            IGEN INTERNATIONAL, INC.
                         TERMINATION PROTECTION PROGRAM

Section 1.  Definitions.  The following terms shall have the meaning ascribed
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            to them:

         (A) "Applicable Bonus" shall mean the highest maximum annual bonus that was (or could have been under an established bonus plan) paid to a Participant in respect of any of the three full calendar years preceding or following a Change of Control.

         (B) "Base Salary" shall mean a Participant's annual base salary in effect on the date of the Change of Control or the date of termination, whichever is higher.

         (C) "Board" shall mean the board of directors of the Company.

         (D) "Cause" shall mean (i) the Participant's conviction of a felony, or
         (ii) either of the following that, in each case, results in demonstrable harm to the Company's financial condition or business reputation (I) the Participant's willful malfeasance or misconduct in relation to the performance of his/her duties to the Company, or (II) the Participant's repeated willful refusal to perform his/her duties.

         (E) "Change of Control" shall mean (i) any Person or Group, other than a Group of which an Excluded Person is a member, becoming the beneficial owner of 20% or more of the Company's then outstanding voting securities, (ii) any merger, consolidation, reorganization or similar transaction involving the Company, other than, in the case of any of the foregoing, a transaction in which the Company's shareholders immediately prior to the transaction hold immediately thereafter, in the same proportion as immediately prior to the transaction, not less than a majority of the combined voting power of the then outstanding voting securities with respect to the election of the board of directors of the resulting entity, (iii) any change in a majority of the Board within a 24 month period (unless the change was approved by 2/3 of the Incumbent Directors), (iv) any liquidation or sale of all or substantially all of the Company's assets, provided that no grant to a third party of a license to use intellectual property made on an arm's length basis shall constitute a Change of Control, or (v) any other transaction so defined by the Board.

         (F) "Code" shall mean the Internal Revenue Code of 1986, as amended, and, as applicable, the regulations promulgated thereunder.

         (G) "Company" shall mean IGEN International, Inc., and, after a Change of Control, any successor or successors thereto.

         (H) "Compensation" shall mean the sum of a Participant's Applicable Bonus and Base Salary.

         (I) "Employee Benefits" shall mean, except as otherwise specified by the Chief Executive Officer of the Company with respect to a Participant at the time such Participant is designated as a Participant, the employee and fringe benefits and perquisites (including without limitation all medical, dental, life insurance, disability and pension (including maximum matching contributions) benefits) made available to a Participant (and his or her eligible dependents) immediately prior to a Change of Control (or the economic equivalent thereof where pension laws prohibit or restrict such benefits).
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         (J) "Excluded Person" shall mean Samuel J. Wohlstadter, Nadine
         Wohlstadter, their respective "Affiliates" or "Associates" (each as defined in Rule 12b-2 under the Exchange Act), their respective heirs and any trust or foundation to which either of them have transferred or may transfer the Company's voting securities.

         (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (L) "Good Reason" shall mean, except as otherwise specified by the Chief Executive Officer of the Company at the time a Participant is designated as a Participant (provided that such exception does not adversely affect such Participant), with respect to such a Participant,
         (i) a decrease in (or failure to increase in accordance with the terms of any employment contract) the Participant's base salary or bonus opportunity, (ii) a diminution in the aggregate employee benefits and perquisites provided to the Participant, (iii) a diminution in the Participant's title, reporting relationship, duties or responsibilities, (iv) relocation of the Participant's primary office more than 35 miles from its current location, or (v) the failure by any successor to the Company to explicitly assume this Program and the Company's obligations hereunder.

         (M) "Gross-Up Payment" shall have the meaning ascribed to such term in
         Section 4.

         (N) "Group" shall have the meaning ascribed to such term in the Exchange Act.

         (O) "Incumbent Director" shall mean a member of the Board on the date this Program was adopted together with any director who is appointed as a member of the Board, or who is nominated to become a member of the Board by, or with the approval of, at least 2/3 of the directors who qualified as Incumbent Directors at the time of such appointment or nomination.

         (P) "Participant" shall mean an employee of the Company designated by the Chief Executive Officer of the Company to participate in this Program. Once so designated, a Participant's rights hereunder may not be diminished unless such Participant's employment with the Company is terminated in a manner that will not permit him or her to become eligible for any payments hereunder.

         (Q) "Person" shall have the meaning ascribed to such term in the Exchange Act.

         (R) "Program" shall mean this Termination Protection Program, as it may be amended from time to time.

         (S) "Severance Payments" shall have the meaning ascribed to such term in Section 4.

         (T) "Total Payments" shall have the meaning ascribed to such term in
         Section 4.
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Section 2.  Term.  This Program shall be effective as of December 1, 2001, and
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shall continue in effect through December 1, 2004; provided, however, that, commencing on December 1, 2004, and on each December 1 thereafter, this Program shall be automatically extended for one additional year unless, not later than October 1 of such year, the Company provides written notice to each Participant that this Program shall not be so extended. In addition, if this Program is in effect on the date of a Change of Control, then it shall continue in effect for not less than three years following such Change of Control.

Section 3.  Termination Protection.  If during the term of this Program
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(a)           a Participant's employment with the Company is terminated by the
              Company without Cause, or a Participant resigns for Good Reason, in each case within thirty months following a Change of Control, or
(b) a Participant's employment with the Company is terminated prior to a Change of Control (which subsequently occurs) at the request of a party involved in such Change of Control, or otherwise in connection with or in anticipation of a Change of Control, then in the case of each of clauses (a) and (b) such Participant shall become entitled to the following compensation, benefits and rights, except as otherwise specified by the Chief Executive Officer of the Company with respect to a Participant at the time such Participant is designated as a Participant:

         (i) A cash lump sum, payable within ten days following the date of termination, equal to the sum of: (A) such Participant's pro rata target annual bonus in respect of the year of termination, (B) any unpaid Base Salary through the date of termination, (C) any bonus earned but unpaid as of the date of termination for any previously completed year, (D) all compensation previously deferred but not yet paid (except as otherwise agreed by such Participant), (E) reimbursement for any unreimbursed expenses incurred by such Participant prior to the date of termination, and (F) except as otherwise specified by the Chief Executive Officer of the Company, an amount equal to 150% of such Participant's Compensation.

         (ii) Such employee and fringe benefits and perquisites, if any, to which such Participant may be entitled as of the date of termination under the relevant plans, policies and programs of the Company.

         (iii) Any unvested Company stock options held by such Participant that are outstanding on the date of termination shall become fully vested as of such date, and all Company stock options held by such Participant that are outstanding on such date shall remain exercisable for two years following such date (or, if longer, until the date such options would otherwise terminate).

         (iv) Except as otherwise specified by the Chief Executive Officer of the Company with respect to a Participant at the time such Participant is designated as a Participant, continued eligibility for such Participant and his/her eligible dependents to receive Employee Benefits, for a period of 18 months following such Participant's date of termination, except where the provision of such Employee Benefits would result in a duplication of benefits provided by any subsequent employer.
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         (v) Reimbursement of all reasonable expenses incurred by such
         Participant within 18 months following such Participant's date of termination for professional outplacement services (provided by consultants selected by such Participant) and employment search activities.

         (vi) The amounts specified in Section 4.

         (vii) All rights such Participant has to indemnification from the Company immediately prior to the Change of Control shall be retained for the maximum period permitted by applicable law, and any director's and officer's liability insurance covering such Participant immediately prior to the Change of Control shall be continued throughout the period of any applicable statute of limitations.

         (viii) The Company shall advance to such Participant all costs and expenses, including all attorneys' fees and disbursements, incurred by such Participant in connection with any legal proceedings (including arbitration), which relate to the termination of employment or the interpretation or enforcement of any provision of this Program, and the Participant shall have no obligation to reimburse the Company for any amounts advanced hereunder where such Participant prevails in such proceeding with respect to at least one material issue, it being acknowledged that settlement of any such proceeding shall relieve the Participant from any reimbursement obligation.

Section 4. Excise Tax Gross-Up. In the event a Participant becomes entitled to
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any amounts or benefits payable in connection with a Change of Control (whether or not such amounts are payable pursuant to this Program) (the "Severance Payments"), if any of such Severance Payments are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to such Participant within ten days following the date of his/her termination of employment an additional amount (the "Gross-Up Payment") such that the net amount retained by such Participant, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section, shall be equal to the Total Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:
(a) any other payments or benefits received or to be received by such Participant in connection with a Change of Control or such Participant's termination of employment (whether pursuant to the terms of this Program or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change of Control or any entity affiliated with the Company, or such entity) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of
Section 280G of the Code, and all "excess parachute payments" within the meaning of Section 280G of the Code shall be treated as subject to the Excise Tax, unless in the opinion of a nationally-recognized tax counsel selected by such Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments and (ii) the amount of excess parachute payments within the meaning of Section 280G of the Code, and (c) the value of any non-cash benefits or any deferred payments or benefits shall be determined by a nationally-recognized accounting firm selected by such Participant in accordance with the principles of Section 280G of the Code.


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For purposes of determining the amount of the Gross-Up Payment, such
Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant's residence on his/her date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of such Participant's employment (including by reason of any payment or benefit the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

Section 5. No Mitigation or Offset. Except as provided in Section 3(iv), a
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Participant shall not be required to mitigate the amount of any payment or benefit provided for under this Program by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for hereunder be reduced by any compensation or benefits earned or received by such Participant as the result of employment by a subsequent employer, by retirement benefits, by offset against any amount claimed to be owed by such Participant to the Company or otherwise.

Section 6. Validity. The invalidity or unenforceability of any provision of this
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Program shall not affect the validity or enforceability of any other provision of this Program, which other provision shall remain in full force and effect.

Section 7.  Withholding.  All payments hereunder shall be reduced by any
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applicable taxes required by applicable law to be paid or withheld by the
Company.

Section 8. Modification or Waiver. No provision of this Program may be modified,
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waived or discharged, unless such waiver, modification, or discharge is agreed to in writing and signed by any Participant whose rights hereunder would be adversely affected thereby.

Section 9.  Applicable Law.  This Program shall be governed by and construed in
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accordance with the laws of the State of Maryland, without regard to conflicts of laws principles thereof.

Section 10. No Liability. Neither the Board nor the Chief Executive Officer of
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the Company shall have any liability for any decision made in good faith in interpreting, implementing or operating this Program, including without limitation, any changes made to the definition Good Reason, in establishing the list of Participants, or in selecting the Participants to be included in any of the Appendices attached to this Program. The Company hereby agrees to indemnify and hold harmless each member of the Board and each officer, including without limitation the Chief Executive Officer of the Company, for (and in each case, advance) any and all costs and expenses incurred in connection with the administration, operation and implementation of the Program, including without limitation any changes made to the definition Good Reason, in establishing the list of Participants, or in selecting the Participants to be included in any of the Appendices attached to this Program. No amounts paid under this Section 10 for or on account of any of the foregoing officers or directors shall be included in Compensation under this Program.


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                                ADDENDUM I TO THE
                            IGEN INTERNATIONAL, INC.
                         TERMINATION PROTECTION PROGRAM


1. The Chief Executive Officer of the Company may designate up to 39 employees of the Company to participate in the Program at any particular time, on the basis of name, title, function, or compensation level. The Chief Executive Officer of the Company shall at all times be a Participant and shall have no less favorable rights under the Program than any other Participant. As of December 1, 2001, the employees specified on Appendix A shall constitute the Participants.

2. The Chief Executive Officer of the Company may designate, with respect to up to 3 Participants, that any reason for resigning within the thirty day period following the first anniversary of a Change of Control shall also constitute "Good Reason." As of December 1, 2001, the Participants identified on Appendix B have been so designated.

3. The Chief Executive Officer of the Company may designate, with respect to up to 39 Participants, that "Employee Benefits" shall also include an annual comprehensive physical/check-up. As of December 1, 2001, the Participants identified on Appendix C have been so designated.

4. The Chief Executive Officer of the Company may designate, with respect to up to 3 Participants, that the percentage specified in Section 3(i)(F) shall be 300% rather than 150%. As of December 1, 2001, the Participants identified on Appendix D have been so designated.

5. The Chief Executive Officer of the Company may designate, with respect to up to 6 Participants, that the percentage specified in Section 3(i)(F) shall be 200% rather than 150%. As of December 1, 2001, the Participants identified on Appendix E have been so designated.

6. The Chief Executive Officer of the Company may designate, with respect to up to 3 Participants, that the period specified in Section 3(iv) shall be, instead of 18 months, life (with respect to medical and dental benefits and the annual comprehensive physical/check-up) and 36 months (with respect to all other coverages). As of December 1, 2001, the Participants identified on Appendix F have been so designated.

7. The Chief Executive Officer of the Company may designate, with respect to up to 39 Participants, that the period specified in Section 3(iv) shall be 24 months instead of 18 months. As of December 1, 2001, the Participants identified on Appendix G have been so designated.